UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 18, 2025

Date of Report (date of earliest event reported)

Rivian Automotive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41042	47-3544981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14600 Myford Road

Irvine, California 92606

(Address of principal executive offices) (Zip code)

(888) 748-4261

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RIVN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2025, at Rivian Automotive, Inc.’s (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved the following amendments to the Company’s Amended and Restated Certificate of Incorporation (collectively, the “Amendments”), each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2025 (the “Proxy Statement”):

•

an increase in the number of authorized shares of Class A common stock from 3,500,000,000 to 5,250,000,000 shares, which in turn increased the total number of authorized shares of common stock from 3,507,825,000 to 5,257,825,000;

•	a provision exculpating certain corporate officers from liability for breach of the fiduciary duty of care in certain circumstances; and

•

clarifications that the voting standard found in Section 242(d)(2) of the Delaware General Corporation Law would apply to any amendment to increase the number of authorized shares of the Company’s common or preferred stock when the requirements of Section 242(d)(2) are satisfied.

Following the Annual Meeting, on June 20, 2025, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware, at which point the Amendments became effective. The Company subsequently filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware incorporating the Amendments (the “Restated Certificate”). The Restated Certificate is filed herewith as Exhibit 3.1. The above description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Certificate, which is incorporated herein by reference.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On June 18, 2025, the Company held its Annual Meeting. Holders of the Company’s Class A common stock were entitled to one vote per share held as of the close of business on April 23, 2025 (the “Record Date”) and holders of the Company’s Class B common stock were entitled to ten votes per share held as of the Record Date, and the holders voted together as a single class on each of the proposals set forth below. A total of 882,677,818 shares of the Company’s Class A common stock and 7,825,000 shares of the Company’s Class B common stock were represented in person or by proxy at the meeting, representing approximately 78.96% of the combined voting power of the Company’s Class A and Class B common stock as of the Record Date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Proxy Statement.

Item 1 — Election of three Class I directors to serve until the 2028 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified.

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes
Robert J. Scaringe	658,314,108	50,830,668	251,783,042
Peter Krawiec	650,310,473	58,834,303	251,783,042
Sanford Schwartz	655,341,644	53,803,132	251,783,042

Item 2 — Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
950,122,353	6,737,480	4,067,985	0

Item 3 — Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
649,816,435	58,245,672	1,082,669	251,783,042

Item 4 — Approval of the future issuance of shares of Class A common stock to Volkswagen International America, Inc.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
701,798,459	6,810,088	536,229	251,783,042

Item 5 — Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation that would increase the number of authorized shares of the Company’s Class A common stock.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
904,197,774	52,631,933	4,098,111	0

Item 6 — Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for exculpation of officers from certain breaches of fiduciary duty.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
681,026,301	26,993,860	1,124,615	251,783,042

Item 7 — Approval of amendments to the Company’s Amended and Restated Certificate of Incorporation to clarify voting requirements to amend the number of authorized shares of the Company’s common stock and preferred stock.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
705,082,803	3,175,437	886,536	251,783,042

Item 8 — Approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 4, Proposal 5, Proposal 6 or Proposal 7.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
892,677,088	63,555,664	4,695,066	0

Based on the foregoing votes, Robert J. Scaringe, Peter Krawiec, and Sanford Schwartz were elected, and Items 2, 3, 4, 5, 6, 7 and 8 were approved.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Restated Certificate of Incorporation, dated June 19, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

Date: June 20, 2025	By:	/s/ Claire McDonough
	Name:	Claire McDonough
	Title:	Chief Financial Officer